Exhibit 99.4

Soluna Signs Power Purchase Agreement with EDF Renewables for Texas Data Center Project

Set to Expand Portfolio to Unlock 166 MW of Hosting Potential

ALBANY, NY, May 22, 2024 - Soluna Holdings, Inc. (“SHI” or the “Company”), (NASDAQ: SLNH), a developer of green data centers for intensive computing applications including Bitcoin mining and AI, announced today that it has signed a definitive Power Purchase Agreement (PPA) for Project Kati with EDF Renewables and Abu Dhabi Future Energy Company – Masdar (Masdar), marking a significant milestone in the company’s growth trajectory.

Project Kati is Soluna’s second Renewable Computing data center project in Texas. It will be co-located at a wind facility owned by EDF Renewables and Masdar. Project Kati will be executed in two phases, with each phase delivering 83 MW of renewable energy capacity to power high-performance computing applications including AI. Upon completion, the project is poised to unlock up to 166 MW of new hosting and joint venture potential, a testament to the company’s dedication to innovation and growth. The upcoming phases of the project will focus on securing land leases and navigating ERCOT planning requirements, crucial steps in the development process.

With the signing of the PPA, Soluna solidifies its ownership of the project, positioning it strategically in the renewable energy market. This partnership reaffirms Soluna’s position as a formidable player in the renewable energy sector and underscores the Company’s commitment to expanding its footprint and contributing to a sustainable future.

“This milestone demonstrates our growth and momentum in shovel-ready projects and highlights our commitment to sustainable energy solutions,” said John Belizaire, CEO of Soluna Holdings. “We are excited about the opportunities this project presents, not only in expanding our Assets Under Management but also in contributing to advancements in AI technology.”

Soluna continues its tradition of naming its data centers after women scientists who help catalyze major innovation. Project Kati is named after Kati Kariko, a Hungarian scientist who was instrumental in the development of mRNA-based protein therapies. Her decades of relentless work have helped form today’s modern mRNA vaccines.

For more information on Soluna and its projects, please visit solunacomputing.com

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. Soluna Holdings, Inc. may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission, in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the Securities and Exchange Commission. All information provided in this press release is as of the date of the press release, and Soluna Holdings, Inc. undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc (SLNH)

Soluna is on a mission to make renewable energy a global superpower using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions, and superior returns. To learn more visit solunacomputing.com. Follow us on X (formerly Twitter) at @SolunaHoldings.

Contact Information

Sam Sova

Partner and CEO

SOVA

Sam@letsgosova.com